UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2011
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1

Item 8.01 Other Events	2

Item 9.01 Financial Statements and Exhibits	2

EX-3.1

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On February 16, 2011, Mark A. Floyd, Chairman of the Board of Directors (the “Board”) of Tekelec (the “Company”), notified the Company that he will not be standing for re-election to the Board at the Company’s upcoming 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”).
     (d) On February 16, 2011, the Board appointed Thomas J. Coleman and Anthony Colaluca, Jr. as additional members of the Board. The Board also appointed Mr. Coleman to serve as a member of the Compensation and Nominating and Corporate Governance Committees of the Board and as a member of the Board’s ad hoc search committee for a new Chief Executive Officer of the Company.
     In connection with the appointment of Messrs. Coleman and Colaluca, the Board approved an amendment to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), to increase the size of the Board from seven to nine directors. Additional information regarding the amendment to the Company’s Bylaws is provided in Item 5.03 of this Current Report on Form 8-K (this “Form 8-K”).
     Mr. Coleman is a co-founder and co-president of Kensico Capital Management Corporation (“Kensico”), which is the owner of approximately 10.2% of the Company’s outstanding shares of Common Stock. As reported in the Company’s Current Report on Form 8-K dated February 10, 2011, as filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2011, Kensico notified the Company that Kensico and one or more of its affiliated entities (the “Kensico Entities”) might nominate one or more persons for election to the Board at the 2011 Annual Meeting. In consideration of the Company’s appointment of Messrs. Coleman and Colaluca and the Company’s agreement to include them among management’s nominees for election to the Board at the 2011 Annual Meeting, the Kensico Entities have agreed not to propose any matter, including without limitation the nomination of persons to serve on the Board, for submission to a vote of the Company’s shareholders at the 2011 Annual Meeting.
     There are no related party transactions between the Company and either of Messrs. Coleman or Colaluca that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 16, 2011, the Board approved an amendment, effective immediately, to Section 3.2 of Article III of the Company’s Bylaws to increase the size of the Board from seven to nine directors.
     A copy of the Company’s Bylaws, including the amendment approved by the Board on February 16, 2011, is included as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events
     In a Schedule 13D filed with the Commission on February 14, 2011, Katelia Capital Investments Ltd., which is the owner of approximately 8.93% of the Company’s outstanding shares of Common Stock, requested that the Company consider nominating Jean-Yves Courtois to serve as a member of the Board. On February 16, 2011, the Company agreed to include Mr. Courtois among management’s nominees for election to the Board at the 2011 Annual Meeting.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
          The following Exhibit 3.1 is filed as part of this Form 8-K:

Exhibit No.	Description

3.1	Tekelec Amended and Restated Bylaws, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: February 16, 2011	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Tekelec, as amended

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